UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2018

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2018, Rex Energy Corporation (the “Company”) received a Staff Determination Letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based on the Company’s continued non-compliance with Nasdaq Listing Rule 5550(b), the Company’s common stock would be suspended from trading on Nasdaq at the opening of business on April 12, 2018, and a Form 25-NSE would be filed with the Securities and Exchange Commission, which would remove the Company’s common stock from listing and registration on Nasdaq, in each case unless the Company requests an appeal before the Nasdaq Hearings Panel (the “Panel”). The Company does not plan to appeal this determination. Following the expected delisting of the Company’s common stock from Nasdaq, the Company’s common stock may be eligible for quotation on the OTC Bulletin Board (“OTCBB”) or OTC Markets Group’s Pink marketplace. Trading on the OTCBB or Pink marketplace may occur only if a market maker applies to quote the Company’s common stock and the Company is current in its reporting obligations under the Securities Exchange Act of 1934. Once the Company’s common stock is delisted from Nasdaq, there can be no assurance that a market maker will apply to quote the Company’s common stock or that the Company’s common stock then will be eligible for quotation on the OTCBB or the Pink marketplace.

As previously disclosed, on November 16, 2017, the Staff notified the Company that it did not comply with Nasdaq’s continued listing requirements because (i) the Company’s reported stockholders’ equity as of September 30, 2017 was less than $2.5 million and (ii) the Company did not meet the alternative criteria for continued listing set forth in Nasdaq Listing Rule 5550(b) based on market value of listed securities or net income from continuing operations. The Company was provided with the opportunity to present its plan to regain compliance with that requirement for the Staff’s review and did so by submissions dated January 2, 2018 and January 19, 2018. By letter dated January 25, 2018, the Staff granted the Company’s request for an extension to evidence compliance with Nasdaq Listing Rule 5550(b) until March 12, 2018 to enter into a balance sheet restructuring agreement that would enable it to comply with this requirement and until May 15, 2018 to obtain shareholder approval for and to close such a transaction. Because the Company has not, to date, entered into a restructuring agreement that would enable it to regain compliance with Nasdaq Listing Rule 5550(b), the Company did not timely satisfy the terms of the extension, which resulted in the Staff’s April 3, 2018 determination letter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: April 9, 2018	By:	/s/ Curtis J. Walker
Name: Curtis J. Walker
Title: Chief Financial Officer